SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           CAROLINA FIRST CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                           CAROLINA FIRST CORPORATION

                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601



                                                  March 20, 1998



Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Carolina First Corporation (the "Annual Meeting") to be held in the Gunter Theatre, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina, on Thursday, April 30, 1998 at 10:30 a.m.

         The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, we will report on the operations of Carolina First Corporation and its subsidiaries. Directors and officers of Carolina First Corporation and its subsidiaries, as well as representatives of KPMG Peat Marwick LLP, our independent auditors, will be present to respond to any questions shareholders may have.

         To ensure proper representation of your shares at the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote will be counted if you are unable to attend.


                                          Sincerely,



                                          Mack I. Whittle, Jr.
                                          President and Chief Executive Officer

                           CAROLINA FIRST CORPORATION

                              102 South Main Street
                        Greenville, South Carolina 29601
                                 (864) 255-7900




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 30, 1998



To the Shareholders of Carolina First Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Carolina First Corporation (the "Company") will be held on April 30, 1998 at 10:30 a.m., Greenville time, in the Gunter Theatre, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina for the following purposes:

         1. To set the number of Directors at 13 and to elect five Directors to hold office until their respective terms expire or until their successors are duly elected and qualified;

         2. To consider and vote upon amendments to the Company's Directors' Stock Option Plan (the "Directors' Plan"); and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Shareholders of record at the close of business on March 10, 1998 will be entitled to vote at the Annual Meeting.

                                     By Order of the Board of Directors,



                                     William S. Hummers III
                                     Secretary
Greenville, South Carolina
March 20, 1998


PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                           CAROLINA FIRST CORPORATION
                              102 South Main Street
                        Greenville, South Carolina 29601


                             ----------------------

                                 PROXY STATEMENT
                             ----------------------



            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 30, 1998



         This Notice of Annual Meeting, Proxy Statement and Proxy (these "Proxy Materials") are being furnished to shareholders in connection with a solicitation of proxies by the Board of Directors of Carolina First Corporation (the "Company"). This solicitation is being made in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the Gunter Theatre, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina at 10:30 a.m. on April 30, 1998. These Proxy Materials are being mailed on approximately March 20, 1998.

Voting Matters
         Holders of record as of the close of business on March 10, 1998 of the Company's $1.00 par value common stock ("Common Stock") will be entitled to vote at the Annual Meeting. At the close of business on that day, 17,709,741 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote per share on each matter presented at the Annual Meeting or any adjournments thereof. Shareholders do not have cumulative voting rights. Shares of Common Stock may be voted in person or by proxy. The presence, either in person or by proxy, of holders of shares representing a majority of the outstanding Common Stock of the Company on March 10, 1998 is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. In connection with the election of directors, abstentions and broker non-votes are not counted in determining the votes cast for directors. Abstentions and broker non-votes have no effect on the vote on the proposal to approve the amendments to the Directors' Plan.

Revocability of Proxy
         Shares represented by a properly executed proxy in the accompanying form and given by a shareholder, and not revoked, will be voted in accordance with such instructions. As stated in the Proxy, if a returned Proxy does not specify otherwise, the shares represented thereby will be voted in favor of all proposals set forth herein. Proxies may be revoked at any time prior to their being voted at the Annual Meeting by oral or written notice to William S. Hummers III at Carolina First Corporation, 102 South Main Street, Greenville, South Carolina 29601, (864) 255- 7913 or by execution and delivery of a subsequent proxy or by attendance and voting in person at the Annual Meeting.

Solicitation of Proxies
         This solicitation of proxies is made by the Company, and the Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Proxies will be solicited principally through these Proxy Materials. Proxies may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with such solicitation. Banks, brokers and other custodians are requested to forward these Proxy Materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending these Proxy Materials to beneficial owners of the shares.

                              ELECTION OF DIRECTORS
                               Item 1 on the Proxy

Nominations for Election of Directors
       The Company's Board of Directors is currently comprised of 13 persons. The Company's Articles of Incorporation provide that in the event that the Board of Directors is comprised of nine or more persons the Board of Directors shall be divided into three classes of Directors with each class being elected for staggered three-year terms. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes with respect to Nominees will not be considered to be either affirmative or negative votes.

Identification of Nominees
       Management proposes to nominate to the Board of Directors the five persons listed as Nominees in the table below. Each of the Nominees is currently serving as a Director. Each Nominee, if elected, will serve until the expiration of his respective term and until his successor is duly qualified. Unless authority to vote with respect to the election of one or more Nominees is "WITHHELD," it is the intention of the persons named in the accompanying Proxy to vote such Proxy for the election of these Nominees. Management believes that all such Nominees will be available and able to serve as Directors. However, should any Nominee become unable to accept election, it is the intention of the person named in the Proxy, unless otherwise specifically instructed in the Proxy, to vote for the election of such other persons as management may recommend. The following table sets forth the names and ages of the Nominees for Directors and the Directors continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a Director.

Name                                  Age        Position or Office with the Company              Director Since
----------------------                ---        -----------------------------------              --------------
Nominees For Directors  (For terms expiring in 2001)
Judd B. Farr                          72         Director                                         1994
C. Claymon Grimes, Jr.                75         Director                                         1990
Elizabeth P. Stall                    66         Director                                         1986
David C. Wakefield III                54         Director                                         1997
Mack I. Whittle, Jr.                  49         President, Chief Executive Officer               1986
Directors Continuing In Office (For terms expiring in 1999)
William S. Hummers III                52         Executive Vice President, Secretary              1990
William R. Phillips                   78         Director                                         1997
Charles B. Schooler                   69         Director                                         1990
Eugene E. Stone IV                    59         Director                                         1996
(For terms expiring in 2000)
M. Dexter Hagy                        53         Director                                         1993
Vernon E. Merchant, Jr.               67         Director                                         1997
H. Earle Russell, Jr.                 56         Director                                         1997
William R. Timmons, Jr.               74         Chairman of the Board of Directors               1986

Meetings and Committees of the Board of Directors
       The Board held eight meetings in 1997. No Director attended less than 75% of such meetings.

       The Board has an Audit Committee which reviews the audit plan, the results of the audit engagement of the Company's accountants, the scope and results of the Company's procedures for internal auditing and internal control, and the internal audit reports of the Company's subsidiaries. The Audit Committee is also reviewing the Company's plans and progress in addressing Year 2000 system issues. The Audit Committee is currently comprised of Messrs. Grimes, Russell and Schooler. The Audit Committee met twice during 1997.
All current members were present at each of the meetings.

       The Board has a Compensation Committee which reviews the Company's compensation policies and makes recommendations regarding senior management compensation. Its report is set forth herein. The Compensation Committee is currently comprised of Mr. Farr, Mr. Hagy, Ms. Stall and Mr. Stone. The Compensation Committee met twice during 1997. All current members were present at both meetings. No members of the Compensation Committee are officers or employees of the Company or its subsidiaries.

       The Board has a Nominating Committee comprised of Mr. Hagy, Ms. Stall, Mr. Timmons and Mr. Whittle. The Nominating Committee did not meet during 1997. The Nominating Committee will consider nominees recommended by security holders. Any such recommendations should be made in writing and delivered to the Company's principal offices before December 1 of each year.

APPROVAL OF AMENDMENTS TO THE COMPANY'S DIRECTORS' STOCK OPTION PLAN
                               Item 2 on the Proxy

       The Company proposes to amend its existing Directors' Stock Option Plan (the "Directors' Plan" and, as amended, the "Amended Directors' Plan") to increase the number of shares which may be subject to options thereunder from 250,000 shares to 500,000 shares, and to amend the compensation payable thereunder to Company directors ("Company Directors") to be consistent with the director compensation program adopted by the Company for 1998. Under the Directors' Plan's existing provisions, all non-employee directors of the Company and its principal subsidiaries receive options to purchase 1,000 shares of Common Stock on an annual basis. The Directors' Plan is being amended to differentiate between Company Directors and directors of subsidiaries who do not also serve as Company Directors ("Subsidiary Directors"). Subsidiary Directors will continue to receive the annual 1,000 share grant. However, the Company has approved a program whereby Company Directors will receive 60% of their total director compensation (calculated assuming 100% attendance at all scheduled Board and committee meetings) in the form of options to purchase Common Stock. The options will be valued based on the Black-Scholes valuation method. The Amended Directors' Plan also contains provisions for the immediate vesting of options upon a Change of Control. For the reasons set forth below, the Board of Directors unanimously recommends a vote FOR the approval of such amendments.

       Reasons for Approval. The Company believes that it is important to align the Company Directors' interest and the shareholders' interest. Accordingly, the Company has decreased significantly the cash portion of Company Director compensation and provided that a substantial portion (60%) of the Company Directors' compensation will be paid in the form of options (valued under the Black-Scholes method). The number of shares issuable under the Directors' Plan is being increased to reflect this increased use of options for compensation, as well as to reflect the increase in the number of directors.

       Material Features of the Amended Directors' Plan. The Amended Directors' Plan is summarized below. However, this summary is qualified in its entirety by reference to the text of the Amended Directors' Plan, a copy of which may be obtained, without charge, by written request to Carolina First Corporation, Post Office Box 1029, Greenville, South Carolina 29602, Attention: William S. Hummers III.

       Administration and Eligibility. Non-employee directors of the Company and its principal subsidiaries are eligible to participate in the Amended Directors' Plan ("Eligible Directors"). The Amended Directors' Plan is administered by the Board of Directors or a committee of individuals (the "Committee") appointed by the Board, subject to applicable law. On March 10, 1998, there were 19 Eligible Directors for purposes of the Amended Directors' Plan.

       Granting of Options. The Amended Directors' Plan provides that on May 1 of each calendar year (or if May 1 is not a business day, the immediately preceding business day) (the "Grant Date"), each Subsidiary Director shall automatically receive from the Company an option to acquire 1,000 shares of Common Stock and each Company Director shall automatically receive from the Company an option to acquire shares of Common Stock, valued based on the Black-Scholes valuation method, equal to 60% of the Company Director's total compensation as a Company Director for that particular twelve-month period. All options shall have an exercise price equal to the average of the high and low sales prices of the Common Stock (the "Fair Market Value") on the Grant Date.

       Exercisability of Options. Options are exercisable after ten months from the Grant Date and at any time thereafter (except that Options become immediately vested upon certain changes in control) until and including the date which is the business day immediately preceding the tenth anniversary of the Grant Date. Subject to certain limitations, any option granted under the Amended Directors' Plan shall terminate in full (whether or not previously exercisable and prior to the expiration of its term) one year following the date on which the optionee ceases to be an Eligible Director. In no event may an option be exercised after the expiration of its fixed term. All vesting of options shall cease when a person ceases (for whatever reason) to serve as an Eligible Director.


       Non-transferability. Options granted under the Amended Directors' Plan are not transferable except: (i) by will; (ii) by the laws of descent and distribution; or (iii) pursuant to a qualified domestic relations order as defined by the Code or in Title I of ERISA, or the rules thereunder.

       Amendment. The Board or Committee may suspend, amend or terminate the Amended Directors' Plan. However, under Section 16 of the Securities Exchange Act of 1934, as amended, certain material amendments may not be made without the approval of holders of a majority of the Company's outstanding capital stock present or represented by proxy and entitled to vote at a meeting duly held of the stockholders of the Company.

       Effective Date. The original effective date of the Amended Directors' Plan was as of April 20, 1994. Assuming shareholder approval is received at the Annual Meeting, the Amended Directors' Plan will be amended effective as of May 1, 1998. If such approval is not received, the Directors' Plan, unamended, will continue in effect.

       Shareholder Approval. Approval of the Amended Directors' Plan by holders of a majority of the votes cast on the proposal is required under the Bylaws of the NASD, to which the Company is subject because its Common Stock is traded on the Nasdaq National Market. Abstentions and broker non-votes are not considered to be either affirmative or negative votes.

       THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE AMENDED DIRECTORS' PLAN.

       Federal Income Tax Consequences Associated with the Plans. The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options and restricted stock awards. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

       The options will not be qualified as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended. Upon the grant of a nonqualified option, the grantee will not recognize any taxable income, and the Company will not be entitled to a deduction. Upon the exercise of such an option, the excess of the fair market value of the shares acquired on the exercise of the option over the option price (the "spread"), will constitute compensation taxable to the grantee as ordinary income. In determining the amount of the spread or the amount of consideration paid to the grantee, the fair market value of the stock on the date of exercise is used. The Company, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the grantee.

       Plan Benefits. The following table sets forth for the year ended December 31, 1997, options granted under the Directors' Plan to the Company Directors. All Subsidiary Directors received an option to purchase 1,000 shares. No executive officer or other employee of the Company received any options under the Directors' Plan.

Name                       Dollar Value ($)(1)                Number of Options (2)
------------------         -------------------                ---------------------
Judd B. Farr                                    8,514                              1,000
C. Claymon Grimes, Jr.                          8,514                              1,000
M. Dexter Hagy                                  8,514                              1,000
Vernon E. Merchant, Jr.                           ---                                ---
William R. Phillips                               ---                                ---
H. Earle Russell, Jr.                           8,514                              1,000
Charles B. Schooler                             8,514                              1,000
Elizabeth P. Stall                              8,514                              1,000
Eugene E. Stone IV                              8,514                              1,000
William R. Timmons, Jr.                         8,514                              1,000
David C. Wakefield III                            ---                                ---

------------------------------------------
(1) Calculated by using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 3.25%, expected volatility of 38%, risk-free interest rate of 6.73% and expected lives of 7.5 years.

(2) These options had an exercise price of $15.75, which was the fair market value of the Company's Common Stock at the time of grant.


                               EXECUTIVE OFFICERS

       The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board. The following persons serve as executive officers of the Company.
                                       4


Name                           Age           Company Offices Currently Held             Company Officer  Since
------------------             ---           -----------------------------------------  ----------------------
Mack I. Whittle, Jr.             49          President and Chief Executive Officer                      1986
William S. Hummers III           52          Executive Vice President, Secretary                        1988
James W. Terry, Jr.              50          President of Carolina First Bank                           1991
David L. Morrow                  48          Executive Vice President of Carolina First Bank            1992
Joseph C. Reynolds               52          President of Carolina First Mortgage Company               1993

Business Experience of Directors and Executive Officers

         Mr. Farr is the owner and President of Greenco Beverage, Inc., a distributorship headquartered in Greenville, South Carolina. Mr. Farr has served as President since the opening of Greenco Beverage, Inc. in 1965.

         Mr. Grimes is an attorney in private practice in Georgetown, South Carolina.

         Mr. Hagy is a principal of Vaxa Capital Management, LLC, an investment management firm formed in 1995, and President of Vaxa Corporation, an investment holding company formed in 1987, located in Greenville, South Carolina. Since January 1996, Mr. Hagy has been Chairman and Chief Executive Officer of BPM Technology, Inc., a development stage producer of printing equipment used in engineering design offices.

         Mr. Hummers joined the Company in June 1988 in his present capacity. He is also a director of World Acceptance Corporation.

         Dr. Merchant retired in March 1997 after being a physician and surgeon for over 37 years. Dr. Merchant serves as an assistant clinical professor at the Medical University of South Carolina.

         Mr. Morrow currently serves as Executive Vice President and a Director of Carolina First Bank. From 1992 until the merger of Carolina First Savings Bank, F.S.B. into Carolina First Bank in February 1995, Mr. Morrow served as the President of Carolina First Savings Bank, F.S.B. From 1988 to 1992, Mr. Morrow was Vice President/City Executive for First Union National Bank of South Carolina in Hilton Head, South Carolina.

         Mr. Phillips is a retired stockbroker from J.C. Bradford & Co.

         Mr. Reynolds has served as President of Carolina First Mortgage Company since 1993. From 1984 until 1993, Mr. Reynolds was Senior Vice President and Chief Mortgage Banking Officer at South Carolina Federal Savings Bank, F.S.B. in Columbia, South Carolina.

         Dr. Russell is a surgeon in Greenville, South Carolina.

         Dr. Schooler is an optometrist in Georgetown, South Carolina.

         Ms. Stall is a private investor in Greenville, South Carolina.

         Mr. Stone currently serves as Chairman of Umbro International, Inc., formerly known as Stone Manufacturing. Mr. Stone is a director of the Liberty Corporation.

         Mr. Terry has served as the President and a Director of Carolina First Bank since 1991. From 1986 to 1991, Mr. Terry was Senior Vice President and Regional Executive for First Union National Bank of South Carolina in Greenville, South Carolina.

         Mr. Timmons is Chairman of Canal Insurance Company, a nationwide insurer of commercial motor vehicles ("Canal"). From 1947 until 1993, Mr. Timmons served as Canal's First Vice President and Secretary.

         Mr. Wakefield has served as an independent consultant to the Company since the Company's acquisition of First Southeast Financial Corporation ("First Southeast") in November 1997. Mr. Wakefield was President and Chief Executive Officer of First Southeast since its formation in 1993 and President and Chief Executive Officer of First Federal Savings and Loan Association of Anderson, a subsidiary of First Southeast, since 1991.

         Mr. Whittle has been President and CEO of the Company since its organization in 1986. From 1986 until 1991, Mr. Whittle also served as President of Carolina First Bank.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Of Directors

         During 1997, non-officer Directors received an annual fee of $13,200, plus $500 for each Board of Directors' meeting attended. Directors who attended committee meetings received $250 per meeting. Pursuant to the Directors' Plan, all non-employee Directors received options to purchase 1,200 shares (adjusted for a six-for-five stock split) on May 1, 1997, which options had an exercise price equal to the fair market value of the Common Stock on the date of grant.

         For 1998, each Company Director's total compensation will be valued at $30,000, assuming that the Director attends all meetings. Meeting fees will be $500 for each Board of Directors' meeting attended and $250 for each committee meeting attended. A total of 60% of each Company Director's total compensation will be paid in the form of options to purchase Common Stock, which will be valued based on the Black-Scholes valuation method. This is described in greater detail above in Item 2.

         Changes in Director compensation are being undertaken to more closely align directors' interests with those of the shareholders.

Summary of Cash and Certain Other Compensation

         The following table sets forth information concerning all compensation paid by the Company and its subsidiaries during the fiscal years ended December 31, 1995, 1996 and 1997, to the Company's CEO and to each of the four most highly compensated executive officers other than the CEO (collectively the "Executive Officers") for services rendered in all capacities to the Company and its subsidiaries. For purposes of the table, all bonus amounts listed for a particular year (including annual bonus compensation and Long Term Compensation payments) were actually paid in February of the following year. For example, the bonuses for 1997 were paid in February 1998, but listed as 1997 compensation, because the bonuses were earned as of December 31, 1997.

                                                                  Long Term Compensation
                                                                  ----------------------

                                          Annual Compensation                  Awards                      Payouts
                                ----------------------------------------     ----------                    -------
                                                                 Other       Restricted     Securities                     All
                                                                 Annual         Stock       Underlying      LTIP          Other
           Name and                       Salary     Bonus      Compen-        Awards        Options/      Payouts     Compensation
      Principal Position         Year      ($)        ($)        sation          ($)         SARs (#)        ($)           ($)
      ------------------         ----     -----      -----      --------        -----        --------       -----         ----
Mack I. Whittle, Jr.            1997       298,330    177,436     (1)          73,336(2)          15,506      73,343      50,872(3)
President, Chief                1996       274,520     28,342     (1)              --                 --          --     408,559
Executive Officer               1995       264,340     40,320     (1)          87,413             11,867      87,404      33,877

William S. Hummers III          1997       181,900    105,147     (1)          43,473(4)          9,189       43,463      59,316(5)
Executive Vice                  1996       171,145     17,006     (1)              --               --            --     127,459
President                       1995       163,485     24,360     (1)          52,815             7,242       52,807      30,437

James W. Terry, Jr.             1997       186,585     92,782     (1)          35,991(6)          7,609       35,989      30,732(7)
President                       1996       175,920     18,530     (1)              --               --           --       25,806
Carolina First Bank             1995       174,515     55,874     (1)          41,055             5,630       41,059      26,612

David L. Morrow                 1997       156,600     49,346     (1)          29,455(8)          6,225       29,446      25,278(9)


Executive Vice                  1996       144,790     12,754     (1)              --                --           --      23,177
President                       1995       133,700     36,085     (1)          30,205             4,141       30,198      14,369
Carolina First Bank

Joseph C. Reynolds              1997       165,820    134,104     (1)          31,626(10)         6,686       31,627      38,949(11)
President, Carolina             1996       148,110     22,788     (1)              --                --           --      12,115
First Mortgage                  1995       136,500    111,282     (1)          31,780             4,360       31,788      14,825
Company

(Footnotes to table)

(1) Certain amounts may have been expended by the Company which may have had value as a personal benefit to the executive officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.

(2) At December 31, 1997, Mr. Whittle held a total of 9,684 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value as of December 31, 1997 of $208,206. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(3) This amount is comprised of (i) $8,406 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Whittle to match fiscal 1997 pre-tax deferral contributions, all of which was vested, (ii) $6,466 contributed to the Company's Employee Stock Ownership Plan (the "ESOP"), and (iii) $36,000 in premiums paid by the Company on behalf of Mr. Whittle with respect to insurance not generally available to all Company employees.

(4) At December 31, 1997, Mr. Hummers held a total of 5,817 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value as of December 31, 1997 of $125,065. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(5) This amount is comprised of (i) $7,850 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Hummers to match fiscal 1997 pre-tax deferral contributions, all of which was vested, (ii) $6,466 contributed to the ESOP, and (iii) $45,000 in premiums paid by the Company on behalf of Mr. Hummers with respect to insurance not generally available to all Company employees.

(6) At December 31, 1997, Mr. Terry held a total of 4,014 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value at December 31, 1997 of $86,301. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(7) This amount is comprised of (i) $9,266 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Terry to match fiscal 1997 pre-tax deferral contributions, of which all was vested, (ii) $6,466 contributed to the ESOP, and (iii) $15,000 in premiums paid by the Company on behalf of Mr. Terry with respect to insurance not generally available to all Company employees.

(8) At December 31, 1997, Mr. Morrow held a total of 3,499 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value at December 31, 1997 of $75,228. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(9) This amount is comprised of (i) $3,812 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Morrow to match fiscal 1997 pre-tax deferral contributions, of which all was vested, (ii) $6,466 contributed to the ESOP, and (iii) $15,000 in premiums paid by the Company on behalf of Mr. Morrow with respect to insurance not generally available to all Company employees.

(10) At December 31, 1997, Mr. Reynolds held a total of 4,065 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value at December 31, 1997 of $87,397. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(11) This amount is comprised of (i) $7,483 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Reynolds to match fiscal 1997 pre-tax deferral contributions, of which 80% was vested, (ii) $6,466 contributed to the ESOP and (iii) $25,000 in premiums paid by the Company on behalf of Mr. Reynolds with respect to insurance not generally available to all Company employees.

Board Compensation Committee Report on Executive Compensation


       Decisions with respect to the compensation of the Company's Executive Officers are made by the Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. All decisions of the Compensation Committee relating to compensation are reviewed by the full Board of Directors. Set forth below is a report submitted by the Compensation Committee which addresses the Company's compensation policies for 1997 with respect to Mr. Whittle as CEO, as well as the Executive Officers as a group.

                     Determination of Executive Compensation

The Compensation Committee believes that compensation programs and practices should reflect and reinforce the basic mission and nature of the Company, its management and operating philosophies, and its business strategies. Accordingly, the Company's compensation programs and actual pay practices should be consistent with and supportive of executives who are entrepreneurial, innovative, visionary, and profit and growth driven.

The Compensation Committee believes that it has implemented an executive compensation program which motivates employees to build wealth for shareholders. The Company believes that this program has been an important factor in the Company's superior earnings growth, asset growth, credit quality, and total return to shareholders over the past several years.


There are three defining elements of the Company's program:

(1)      Emphasis on Performance-based Pay.

         Utilization of Objective Criteria. The Company's annual incentive awards are based on objective financial and operational performance measures, which are designed to build shareowner wealth.

         Reward Long-term Management Achievements. Because of the importance of achieving long term objectives, the Committee believes a major component of compensation should come from the Company's Long Term Incentive Plan. Longer term incentive awards are generated by a combination of the Company's stock price performance and the Company's performance in direct financial and operational terms. The Committee wants to create an environment that promotes and rewards sustained performance through a broad and balanced perspective and to moderate any windfall penalty or gain due to uncontrollable fluctuations in the stock market.

(2)      Alignment of Executive and Shareholder Interests.

         The Committee believes that each executive should hold an ownership stake in the Company that is significant in comparison with his or her salary. Accordingly, a major component of executive compensation is option and stock grants. Another major way of aligning these interests is the Company's policy against repricing of stock options.

(3)      Rigorous Performance Requirements.

         The Company's programs emphasizes "stretch goals" and risk-bearing in the following ways:

         Stretch Goals. Executive compensation is heavily dependent upon reaching and exceeding established performance goals. The performance goals are recommended by the Compensation Committee, following the Committee's deliberations regarding Management's recommendations, and are reviewed and adopted by the full Board of Directors at the beginning of the Company's fiscal year. The goals are developed to reflect what the Committee considers will be superior to outstanding performance for the Company. In determining performance goals, the Committee gives significant and careful consideration to the historical and projected performance of the Company's peer group which is comprised of bank holding companies in the Southeast similar to the Company.

         Emphasis on Variable Compensation. For the Company's executive officers, the portion of pay that was at risk under performance-based variable pay programs in fiscal 1997 ranged from 37% to more than 92%.

         Significant Performance Leverage. The Committee believes that the performance leverage in its variable pay plans should be significant, with a sharp drop in the level of incentive earnings if performance is below the

         "Plan Goal." For example, if actual performance is below the Plan's Threshold performance requirements, no bonus is paid. Conversely, if actual performance equals the Plan's goals, the incentive award is 50% of salary.

The Company's compensation paid to executive officers consists principally of base salary, cash and equity bonuses, matching contributions paid with respect to the Company's 401(k) Plan, payments made pursuant to the Company's ESOP, and certain other benefits such as health insurance. Bonus payments are calculated principally utilizing the Company's Short-Term Management Performance Plan (the "Short-Term Plan") and the Company's Long-Term Management Performance Plan (the "Long-Term Plan"). Payments under the Short-Term Plan are comprised primarily of cash; payments under the Long-Term Plan are comprised principally of equity.

Base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business, with whom the Company expects to compete for executive talent. The Compensation Committee also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries. In general, base salaries are at the midpoint of salaries of similar companies.

It is the Company's policy not to pay compensation in excess of the amounts referenced in Section 162(m)(4) of the Internal Revenue Code of 1986, as amended.

Calculation of Bonus. A significant portion of the total compensation of the Company's Executive Officers is incentive compensation as determined under the Short-Term Plan and the Long-Term Plan.

The Short-Term Plan establishes a point system which determines cash bonus awards based on the extent to which the Company met certain performance goals. These performance goals, which were recommended by the Compensation Committee and adopted by the Board, were set at the beginning of 1997 and were designed to represent what the Compensation Committee considered to be outstanding levels of Company performance. The Short-Term Plan provides that the Executive Officers will receive from 35% to 50% of their base salary in incentive cash compensation if 100% of the performance goals are met. Incentive compensation generally becomes payable on a graduated scale when the Company (or in certain cases a Company subsidiary) achieves 85% of the established performance goals. The performance goals under the Short-Term Plan for 1997 related to (i) earnings per share, (ii) return on average equity, (iii) average deposit per branch, (iv) nonperforming assets as a percentage of total loans (asset quality goal), and
(v) noninterest expense as a percentage of net interest income plus noninterest income (efficiency goal).

The Long-Term Plan is structured with three-year "performance cycles" with compensation payable at the end of such cycles. The first performance cycle ended December 1995 and compensation was paid to the Executive Officers with respect to this cycle in January 1996. In 1994, the Board of Directors adopted goals for the second cycle, which covers 1995 through 1997 and compensation was paid in February 1998. The performance goals under the Long-Term Plan for the 1995-1997 cycle relate to (i) earnings growth, (ii) presence in certain markets in the state, (iii) nonperforming assets as a percentage of total loans, and
(iv) noninterest expense as a percentage of net interest income plus noninterest income. In 1997, the Board of Directors adopted goals for the third cycle that cover 1997 through 1999. These goals consist of total shareholder return relative to peers and earnings per share growth.

Compensation Paid during 1997. Compensation paid to the Executive Officers in 1997 consisted of the following elements: base salary, bonus, options, restricted stock, matching contributions paid with respect to the Company's 401(k) Plan and payments made pursuant to the Company's ESOP. Payments under the Company's 401(k) Plan and ESOP are made to all employees on a non-discriminatory basis. The Company also has certain broad based employee benefit plans in which Executive Officers participate, as well as certain executive officer retirement, life and health insurance plans. The value of these items is set forth in the Summary Compensation Table above under "All Other Compensation." Executive Officers also may have received perquisites in connection with their employment. However, such perquisites totaled less than 10% of their cash compensation in 1997. Except for bonuses, options and restricted stock, the foregoing benefits and compensation are not directly or indirectly tied to Company performance.

During 1997, under the Short-Term Plan, the Company achieved 95% of its earnings per share goal, 86% of its return on average equity goal, 101% of its retail banking alternative delivery systems goal, 208% of its asset quality goal, and 98% of its efficiency goal. Based on Company performance, the Executive Officers received bonuses ranging from 37% to 92% of their annual base salaries (excluding automobile allowances). All bonuses were determined in accordance with the terms of the Short-Term Plan.


Mr. Whittle's 1997 Compensation. Mr. Whittle's 1997 compensation consisted of a base salary, cash bonus, the value of previously-granted restricted stock which became transferrable, certain perquisites (which did not exceed 10% of his base salary and bonus), and the various forms of other compensation set forth in the preceding paragraph which were available generally to all employees. Mr. Whittle's base salary of $298,330 (which includes an automobile allowance of $28,330) was determined by the Compensation Committee at the beginning of 1997. It was determined largely on compensation levels of other chief executive officers and is believed to be comparable thereto and is in the midpoint of salaries for Chief Executive Officers of similar companies. Mr. Whittle's cash bonus was determined in accordance with the Short-Term Plan. Mr. Whittle's bonus, if all applicable Company performance goals were fully achieved, would have been 50% of his base salary (excluding his automobile allowance), or $135,000. As weighted for Mr. Whittle, the performance results resulted in a cash bonus of $177,436.

The Committee believes that the Company's strong performance during 1997 was directly related to Mr. Whittle's and the other Executive Officers' leadership and believes that all compensation paid to Mr. Whittle and the other Executive Officers was warranted. Of particular importance to the Committee was the Company's continued strong credit quality, the extensive work done in connection with the acquisition of First Southeast, and the Company's successful participation in the initial public offering of Net.B@nk, Inc. common stock.

Compensation Committee: Judd B. Farr, M. Dexter Hagy, Elizabeth P. Stall, Eugene
E. Stone IV

Stock Options

       The following table sets forth information regarding option grants with respect to Common Stock made by the Company to the Named Executive Officers during 1997.

                                         Option Grants in Last Fiscal Year


                                            Individual Grants
---------------------------------------------------------------------------------------------------------

                                                                 Fair
                                                                 Market
                                 Number of         % of         Value per
                                 Securities       Total         Share of
                                Underlying       Options         Common
                                  Options       Granted to       Stock at      Exercise
                                  Granted       Employees        Time of         Price      Expiration          Grant Date
Name                                (#)          in 1997        Grant(1)        ($/Sh)        Date(2)           Valuation
----------------------------       -----        ---------      ----------      --------      --------          ----------

Mack I. Whittle, Jr.                   18,075      4.93%             $15.69        $15.69    08/20/07            $150,270.13(3)
                                       13,627      3.72               21.56         21.56    12/17/07             153,166.12(4)
                                       13,627      3.72               21.56         24.79    12/17/07             140,791.44(4)
                                       13,627      3.72               21.56         28.03    12/17/07             129,797.18(4)
                                       13,627      3.72               21.56         31.26    12/17/07             120,041.61(4)

William S. Hummers III                  5,700      1.55%             $15.69        $15.69    08/20/07            $ 47,388.09(3)
                                       11,534      3.14               21.56         21.56    12/17/07             129,641.01(4)
                                       11,534      3.14               21.56         24.79    12/17/07             119.166.98(4)
                                       11,534      3.14               21.56         28.03    12/17/07             109,861.35(4)
                                       11,534      3.14               21.56         31.26    12/17/07             101,604.16(4)

James W. Terry, Jr.                     3,360      0.92%             $15.69        $15.69    08/20/07            $ 27,934.03(3)
                                        8,328      2.27               21.56         21.56    12/17/07              93.605.89(4)
                                        8,328      2.27               21.56         24.79    12/17/07              86,043.23(4)
                                        8,328      2.27               21.56         28.03    12/17/07              79,324.20(4)
                                        8,328      2.27               21.56         31.26    12/17/07              73,362.18(4)

David L. Morrow                         3,360      0.92%             $15.69        $15.69    08/20/07            $ 27,934.03(3)
                                        5,475      1.49               21.56         21.56    12/17/07              61,538.45(4)
                                        5,475      1.49               21.56         24.79    12/17/07              56,566.61(4)
                                        5,475      1.49               21.56         28.03    12/17/07              52,149.38(4)
                                        5,475      1.49               21.56         31.26    12/17/07              48,229.82(4)

Joseph C. Reynolds                      3,360      0.92%             $15.69        $15.69    08/20/07            $ 27,934.03(3)
                                       10,453      2.85               21.56         21.56    12/17/07             117,490.67(4)
                                       10,453      2.85               21.56         24.79    12/17/07             107,998.31(4)
                                       10,453      2.85               21.56         28.03    12/17/07              99,564.83(4)
                                       10,453      2.85               21.56         31.26    12/17/07              92,081.52(4)

--------------------

(1) The number shown is the closing price of a share of Common Stock as quoted on the Nasdaq National Market on the date of grant.

(2) The plan pursuant to which the options were granted sets forth certain earlier expiration dates upon the option holder's termination of employment.

(3) Calculated by using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 3.25%, expected volatility of 38%, risk-free interest rate of 6.22% and expected lives of 7.5 years.

(4) Calculated by using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 3.25%, expected volatility of 38%, risk-free interest rate of 5.81% and expected lives of 7.5 years.


Option Exercises

       The following table sets forth certain information with respect to options to purchase shares of Common Stock held by the Named Executive Officers and as to the number of shares covered by both exercisable and unexercisable stock options exercised in 1997. Also reported are the values for the "in-the-money" options which represent the positive spread between the exercise price of any such existing stock option and the year-end fair market value of the Common Stock. None of the Named Executive Officers exercised stock options during 1997.

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values



                                                                         Number of Securities    Value of Unexercised
                                                                        Underlying Unexercised   In-the-Money Options at
                                                                        Options at 1997 Fiscal         1997 Fiscal
                                   Shares          Value                  Year-End (#)            Year-End ($) (1)
                                  Acquired on      Realized                 ------------            ----------------
Name                              Exercise (#)        ($)         Exercisable/Unexercisable      Exercisable/Unexercisable
----                              ------------       -----        -------------------------      -------------------------

Mack I. Whittle, Jr.                 -----           -----                     11,987 / 72,583               82,950 / 105,016
William S. Hummers III               -----           -----                      7,242 / 51,836                50,115 / 33,117
James W. Terry, Jr.                  -----           -----                      5,630 / 36,672                38,960 / 19,522
David L. Morrow                      -----           -----                      4,141 / 25,260                28,656 / 19,522
Joseph C. Reynolds                   -----           -----                      4,360 / 45,172                30,171 / 19,522

------------------------------
(1) The indicated value is based on exercise prices ranging from $14.58 to $15.69 per share and a per share value of $21.50, which was the closing market price of a share of the Company's Common Stock on December 31, 1997 as reported by the Nasdaq National Market.

Long-Term Incentive Plan

       The following table sets forth information concerning awards made under the Long-Term Plan.

                         Long-Term Incentive Plan Awards


                                                                               Estimated Future Payouts under
                                                                                 Non-Stock Price-Based Plans
                                                                                -------------------------------

                                               Performance Period
                                Number of        Until Maturation       Threshold         Target           Maximum
Name                           Shares (1)           or Payout             Shares          Shares           Shares
-------------------------      ----------          -----------           --------         -------          ------
Mack I. Whittle, Jr.             48,000             Two years             12,000           48,000            72,000
William S. Hummers III           14,100             Two years              3,525           14,100            21,150
James W. Terry, Jr.              10,080             Two years              2,520           10,080            15,120
David L. Morrow                  10,080             Two years              2,520           10,080            15,120
Joseph C. Reynolds               10,080             Two years              2,520           10,080            15,120


(1) Represents the targeted annual amount payable in the year 2000 if earned for the years 1997 until 1999.

Employment Contracts

Noncompetition, Severance and Employment Agreements
       The Company has entered into substantially similar Noncompetition, Severance and Employment Agreements (individually, the "Agreement") with William
S. Hummers III, David L. Morrow, Joseph C. Reynolds, James W. Terry, Jr. and Mack I. Whittle, Jr. (each an "Executive"). The Agreement is summarized below. However, this summary is qualified in its entirety by reference to the Agreement itself, a copy of which may be obtained, without charge, by written request to the Company at its principal executive offices, Attn: William S. Hummers III. The Agreement has a rolling term of three years (the "Term") and extends automatically unless either party causes the Term to be a fixed three year term. Under the Agreement, the Executive is given duties and authority typical of similar executives and the Company is obligated to pay the Executive an annual salary determined by the Board, such incentive compensation as may become payable to the Executive under the Company's Short-Term Plan and Long-Term Plan, and certain other typical executive benefits.

       The Executive may terminate the Agreement if (i) the Company breaches the Agreement, (ii) there is a Voluntary Termination, or (iii) there is an Involuntary Termination (clauses (i), (ii) and (iii) being hereinafter referred to as "Legitimate Executive Reasons"). If an Executive terminates his employment other than for Legitimate Executive Reasons, the Company's obligations under the Agreement cease as of the date of such termination and the Executive becomes subject to the noncompetition provisions described below. If an Executive terminates his employment as a result of clauses (i) or (iii) of the Legitimate Executive Reasons, the Executive is entitled to receive an amount generally equal to three years' compensation. If an Executive terminates his employment pursuant to clause (ii) of the Legitimate Executive Reasons, the Executive is entitled to receive an amount generally equal to one year's compensation. "Involuntary Termination" is defined as the Executive's termination of his employment following a change in control (as defined in the Agreement) due to
(i) a change in the Executive's responsibilities, position or authority, (ii) a change in the Term, (iii) a reduction in the Executive's compensation, (iv) a forced relocation of the Executive outside the Executive's area, (v) a significant increase in the Executive's travel requirements, (vi) an attempted termination for "cause" that violates the Agreement, (vii) the Company's insolvency, or (viii) the Company's breach of the Agreement. "Voluntary Termination" is defined as the Executive's termination of his employment following a change in control which is not the result of any of clauses (i) through (viii) set forth in the definition of Involuntary Termination above. The Company may terminate the Agreement at any time during its Term (i) for "cause" (as defined in the Agreement), (ii) if the Executive becomes disabled (generally unable to perform Company duties on a full-time basis for six months), or (iii) upon the Executive's death (clauses (i), (ii) and (iii) being hereinafter referred to as "Legitimate Company Reasons"). If the Company terminates an Executive's employment for Legitimate Company Reasons, the Company's obligations under the Agreement cease as of the date of termination, except that if the Executive is terminated for cause after a change in control, then such termination shall be treated as a Voluntary Termination. If the Company terminates an Executive other than for Legitimate Company Reasons after a change in control, the Executive is entitled to receive as severance upon such termination, such amounts as would be payable in the event of an Involuntary Termination. If the Company terminates the Executive other than for Legitimate Company Reasons but in the absence of a change in control, the Executive shall be entitled to receive as severance upon such termination, the aggregate compensation and benefits that would have been payable under the Agreement for the remaining Term of this Agreement. In the event of termination pursuant to clauses (i) or (iii) of the Legitimate Executive Reasons, or in the event of termination other than for Legitimate Company Reasons, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company generally become vested and released from all conditions and restrictions, and
(B) the Executive is credited with Company service for the remaining Term of the Agreement for the purposes of the Company's benefit plans.

       In the event that an Executive's employment is terminated before a change in control voluntarily by the Executive or by the Company for cause, then the Executive may not, for a period of one year following such termination of employment, become employed by any insured depository institution which conducts certain business activities in South Carolina or interfere with or otherwise compete against the Company or its operations in violation of the provisions set forth in the Agreement. The Agreement also imposes certain confidentiality obligations on the Executive.

                                PERFORMANCE GRAPH

       The following graph sets forth the performance of the Company's Common Stock for the five year period from December 31, 1992 through December 31, 1997 as compared to the Nasdaq Market Composite Index and an index comprised of all NASDAQ commercial banks and bank holding companies. All stock prices reflect the reinvestment of cash dividends.


















                           12/92        12/93        12/94        12/95         12/96        12/97
                           -----------------------------------------------------------------------

CFC                        100.000     107.081      122.840      161.002      178.468       237.255

Nasdaq Market              100.000     114.793      112.209      158.684      195.194       239.632

Nasdaq Bank                100.000     114.042      114.100      169.232      223.701       377.438
Stocks

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       Common Stock. The following table sets forth as of March 10, 1998 information with respect to the Common Stock owned beneficially or of record by each of the Directors and Nominees individually, by the Named Executive Officers and by all Directors and executive officers of the Company as a group. Unless otherwise noted, each person has sole voting power and sole investment power with respect to shares listed. There are no persons known to the Company to own beneficially 5% or more of the Common Stock.

                                                      Amount and Nature                                Percent
Name of Beneficial Owner                              of Beneficial Ownership                        of Class (1)
------------------------               ----------------------------------------------                ------------
Judd B. Farr                                                   121,345  (2)                                 *
C. Claymon Grimes, Jr.                                          61,403  (3)                                 *
M. Dexter Hagy                                                  11,789  (4)                                 *
William S. Hummers III                                          70,092  (5)                                 *
William R. Phillips                                             26,996                                      *
David L. Morrow                                                 30,745  (6)                                 *
Joseph C. Reynolds                                              32,157  (7)                                 *
Vernon E. Merchant, Jr.                                         29,718                                      *
H. Earle Russell, Jr.                                            5,818  (8)                                 *
Charles B. Schooler                                             36,053  (9)                                 *
Elizabeth P. Stall                                              46,657 (10)                                 *
Eugene E. Stone IV                                               2,920 (11)                                 *
James W. Terry, Jr.                                             41,973 (12)                                 *
William R. Timmons, Jr.                                        301,596 (13)                               1.70%
David C. Wakefield III                                          84,949 (14)                                 *
Mack I. Whittle, Jr.                                           115,280 (15)                                 *

All Directors/Executive Officers as a Group (16 persons)          1,020,301                               5.76%

*     Less than 1%.

(1) The calculation is based on 17,709,941 shares of Common Stock outstanding. Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, percentages of total outstanding shares have been computed on the assumption that shares of Common Stock that can be acquired within 60 days upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.

 (2) This includes 4,720 shares of Common Stock issuable pursuant to an option granted under the Directors' Plan.

 (3) This includes 4,720 shares of Common Stock issuable pursuant to an option granted under the Directors' Plan.

 (4) This includes 4,720 shares of Common Stock issuable pursuant to an option granted under the Directors' Plan.

 (5) This includes 5,958 shares of Common Stock owned by Mr. Hummers through the Restricted Stock Plan, 16,431 shares of Common Stock issuable to Mr. Hummers under outstanding options and 8,598 shares of Common Stock owned by his spouse.

 (6) This includes 3,722 shares of Common Stock owned by Mr. Morrow through the Restricted Stock Plan and 10,366 shares of Common Stock issuable to Mr. Morrow under outstanding options.

 (7) This includes 4,320 shares of Common Stock owned by Mr. Reynolds through the Restricted Stock Plan and 11,046 shares of Common Stock issuable to Mr. Reynolds under outstanding options.

 (8) This includes 4,720 shares of Common Stock issuable pursuant to an option granted under the Directors' Plan.

 (9) This includes 4,090 shares of Common Stock issuable pursuant to an option granted under the Directors' Plan.

 (10) This includes 4,720 shares of Common Stock issuable pursuant to an option granted under the Directors' Plan.

 (11) This includes 2,200 shares of Common Stock issuable pursuant to an option granted under the Directors' Plan.

 (12) This includes 4,192 shares of Common Stock owned by Mr. Terry through the Restricted Stock Plan and 13,239 shares of Common Stock issuable to Mr. Terry under outstanding options.

 (13) This includes 190,170 shares of Common Stock owned by Canal, of which Mr. Timmons is an officer, and 4,720 shares of Common Stock issuable to Mr. Timmons pursuant to an option granted under the Directors' Plan.

 (14) Includes 3,268 shares of Common Stock held in an estate of which Mr. Wakefield is a trustee.

(15) This includes 9,960 shares of Common Stock owned by Mr. Whittle through the Restricted Stock Plan and 27,493 shares of Common Stock issuable to Mr. Whittle under outstanding options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Carolina First Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with the Company's Directors and officers and their associates, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties. Such loans have not involved more than normal risks of collectibility nor have they presented any other unfavorable features. Under banking regulations applicable to state banks, any loan made by such a bank to any of its officers or Directors must be collaterally secured. The aggregate dollar amount of these loans was approximately $17,387,000 at December 31, 1997. During 1997, approximately $9,440,000 in new loans were made and payments totaled approximately $6,849,000.

      Carolina First Bank and David C. Wakefield III entered into a consulting agreement that became effective upon consummation of the merger of the Company and First Southeast, whereby Mr. Wakefield, as an independent contractor, shall assist the Company in the assimilation of First Southeast. Compensation under such agreement is $8,500 per month and includes the provision of health and other employee benefits to Mr. Wakefield and his spouse. The duration of the consulting agreement is six months from the closing date of the merger. The consulting agreement may be terminated by Mr. Wakefield without Cause, as defined in the agreement, or by Carolina First Bank with or without Cause.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 1997, all required
Section 16(a) filings applicable to its executive officers, Directors and greater than 10% beneficial owners were made.


                         INDEPENDENT PUBLIC ACCOUNTANTS

      KPMG Peat Marwick LLP ("KPMG") served as the Company's independent public accountants for the 1997 current fiscal year. KPMG has indicated that it plans to have a representative present at the Annual Meeting. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders. The Board of Directors has selected KPMG as the independent public accountants for the Company for the 1998 fiscal year.


                              SHAREHOLDER PROPOSALS

      Proposals by shareholders for consideration at the 1999 Annual Meeting of Shareholders must be received at the Company's offices at 102 South Main Street, Greenville, South Carolina 29601 no later than November 20, 1998, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 1999 Annual Meeting. Under the regulations of the SEC, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those regulations are satisfied.

                              FINANCIAL INFORMATION

      The Company's 1997 Annual Report is being mailed to shareholders contemporaneously with these Proxy Materials. The Company will provide without charge to any shareholder of record as of March 10, 1998, who requests in writing, a copy of the Company's Annual Report on Form 10-K (without exhibits) for the year ended December 31, 1997 filed with the SEC. Any such request should be directed to Carolina First Corporation, Post Office Box 1029, Greenville, South Carolina 29602 Attention: William S. Hummers III.


                                  OTHER MATTERS

      Management is not aware of any other matter to be brought before the Annual Meeting. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                          By order of the Board of Directors,



                                          William S. Hummers III
                                          Secretary

March 20, 1998
Greenville, South Carolina

********************************************************************************
                                    APPENDIX


PROXY                     CAROLINA FIRST CORPORATION
                        Annual Meeting, April 30, 1998
     The undersigned shareholder of Carolina First Corporation, hereby revoking all previous proxies, hereby appoints William R. Timmons, Jr. and William S. Hummers III and each of them, the attorneys of the undersigned, with power of substitution, to vote all stock of Carolina First Corporation standing in the name of the undersigned upon all matters at the Company's Annual Meeting to be held in the Gunter Theatre, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina on Thursday, April 30, 1998 at 10:30 a.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned's vote as specified below.



 1. ELECTION OF DIRECTORS.
    [ ] FOR ALL NOMINEES set forth              [ ] WITHHOLD AUTHORITY to vote
    below and to set the number of Directors    for all nominees below and to set the
    at 13 persons (except as marked to the      number of Directors at 13 persons
    contrary below [ ] )

Judd B. Farr     C. Clayton Grimes, Jr.     Elizabeth P. Stall     David C. Wakefield III
Mack I. Whittle, Jr.

INSTRUCTION: To withhold authority to vote for any individual Nominee, strike a line through the Nominee's name in the list above.


  2. PROPOSAL TO AMEND THE DIRECTORS' STOCK OPTION PLAN.
    [ ] FOR                                                     [ ] AGAINST   [ ] ABSTAIN

  3. At their discretion upon such other matters as may properly come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAROLINA FIRST CORPORATION. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR
                    APPROVAL OF EACH OF THE PROPOSALS ABOVE.
  (Please date and sign on reverse side and return in the enclosed envelope.)
                  (This proxy is continued on the other side.)

     Please sign this Proxy as your name or names appear hereon. If stock is held jointly, signature should appear for both names. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office.
Dated this ____   day of _______________, 1998





                                                ________________________________
                                                Print Name (and title if
                                                appropriate)




                                                ________________________________
                                                Signature



                                                ________________________________
                                                Print Name (and title if
                                                appropriate)


                                                ________________________________
                                                Signature



                                                PLEASE COMPLETE, DATE, SIGN AND
                                                MAIL THIS PROXY PROMPTLY IN THE
                                                ENCLOSED POSTAGE-PAID ENVELOPE.